Exhibit 1




         We, the undersigned, hereby express our agreement that the attached Amendment No. 4 to Schedule 13D is filed on behalf of each of the undersigned.


Date: March 18, 1997

                                                   /s/ Floyd D. Gottwald, Jr.
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                                                   Floyd D. Gottwald, Jr.


                                                   /s/ Bruce C. Gottwald
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                                                   Bruce C. Gottwald


                                                    /s/ John D. Gottwald
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                                                   John D. Gottwald